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                                  EXHIBIT 21.0

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

        EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT AS OF JUNE 30, 1998

         The following is a list of significant subsidiaries of Advanced Lighting Technologies, Inc., all of which are organized under the laws of the State of Ohio, except where indicated:

         ADLT Realty Corp I, Inc.
         Advanced Cable Lite Corporation
         Advanced Lighting, Inc.
         Advanced Lighting Technologies Australia, Inc.
         APL Engineered Materials, Inc.
         Bio Light, Inc.
         Bright Ideas Advertising and Design, Inc.
         Deposition Sciences, Inc.
         Energy Efficient Products, Inc.
         H&F Management, Inc.
         HID Recycling, Inc.
         Lighting Resources International, Inc.
         Lighting Systems Leasing, Inc.
         Metal Halide Controls, Inc.
         Metal Halide Technologies, Inc.
         Microsun Technologies, Inc.
         Specialty Discharge Lighting, Inc.
         Venture Lighting International, Inc.

         Advanced Lighting Systems, Inc.
                  (organized under the laws of the State of Arizona) Advanced Lighting Technologies Canada, Inc.
                  (organized under the laws of Ontario)
         Advanced Lighting Technologies Europe Ltd.
                  (organized under the laws of the United Kingdom) Advanced Lighting Technologies Ltd.
                  (organized under the laws of the United Kingdom) Ballastronix (Delaware), Inc.
                  (a Delaware corporation)
         Ballastronix, Inc.
                  (organized under the laws of Canada)
         Canadian Lighting Systems Holding, Inc.
                  (organized under the laws of Canada)
         Pacific Lighting, Inc.
                  (organized under the laws of the British Virgin Islands) Parry Power Systems, Ltd.
                  (organized under the laws of the United Kingdom)
         Ruud Lighting, Inc.
                  (organized under the laws of the State of Wisconsin) Venture Lighting International, Ltd.
                  (organized under the laws of the United Kingdom)
         Venture Lighting SRL
                  (organized under the laws of Italy)